UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2007

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26529	22-3407945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Washington Park, Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 820-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, the Board of Directors of Audible, Inc. (“Audible”) appointed James P. Bankoff as a member of the Board of Directors of Audible to serve until the Annual Meeting of Stockholders in 2010 or until his successor is duly elected and qualified.

There are no arrangements or understandings pursuant to which Mr. Bankoff was selected as a director.  At this time, no determination has been made as to the Committee of Audible’s Board of Directors on which Mr. Bankoff will serve.

There are no related party transactions between Audible and Mr. Bankoff.

A copy of the press release announcing Mr. Bankoff’s appointment is attached hereto as Exhibit 99.1.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 9.01. Financial Statements and Exhibits

Exhibit:

99.1 Press Release dated July 13, 2007 regarding the appointment of James P. Bankoff as a member of the Board of Directors of Audible, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audible, Inc.

Date: July 13, 2007		/s/ Glenn Rogers
	By:	Glenn Rogers
	Title:	Chief Operating Officer

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